Fushi Copperweld Announces Vice President of Commercial Development

- Former COO Chris Finley to Remain with Company as Consultant for 12 Months -

DALIAN, China, June 4 -- Fushi Copperweld, Inc. (Nasdaq GS: FSIN), the leading global manufacturer of bimetallic wire used in a variety of telecommunication, utility, automotive and other electrical applications, today announced the hiring of Dwight Berry to the newly created position of Vice President of Commercial Development, effective immediately.

Based out of Fayetteville, TN, Mr. Berry’s responsibilities will include oversight of the Company’s sales and R&D functions. Mr. Berry has 15 years of direct CATV/wire and cable experience and over 20 years experience in manufacturing management. Most recently, Mr. Berry served in general manager and operations manager positions where he had responsibility for sales and customer service as well as for manufacturing operations. Mr. Berry’s education includes a Bachelor of Science Degree from the Mississippi College in Clinton, Mississippi, Financial Training from Wharton Financial School at the University of Pennsylvania and many additional specialized skills and accomplishments in Senior Leadership and Management.

Mr. Li Fu, Chairman and Chief Executive Officer of Fushi Copperweld commented, “We are extremely excited to have someone of Dwight’s caliber and experience join our management team. He has extensive experience in the cable and wire industry and has past employment experience in the areas of new business development and operations will serve us well going forward. We look forward to his contributions as we continue to expand our international presence in the bimetallic industry.”

Mr. Dwight Berry commented, “Fushi Copperweld is a well-positioned leader in the bimetallics industry and I am extremely excited to join a growing, globally-oriented organization with unique products, financial strength and strong market presence. I look forward to strengthening ties with new and existing customers and sharing my managerial skills with the Company’s sales and R&D teams.”

Additionally, the Company confirmed today that its former Chief Operating Officer, Mr. Chris Finley will serve as a consultant to the Company for the next 12 months. Mr. Finley recently stepped down from his COO position with Fushi Copperweld largely due to his extensive travel schedule between the Company’s facilities in China, Europe and the U.S.

Mr. Fu stated, ”We are saddened by Chris’s decision to move away from full-time employment with the Company but understand his desire to travel less in order to spend more time with his family. We are fortunate that Chris will stay on with the Company in a consulting role for at least one year.”

Mr. Chris Finley added, “I continue to view Fushi Copperweld as an exciting opportunity, second only to time with my family. I look forward to a continuing relationship with the management, staff and customers of Fushi Copperweld over the next year.”

About Fushi Copperweld
Fushi Copperweld, Inc. through its wholly owned subsidiaries, Fushi International (Dalian) Bimetallic Cable Co, Ltd., and Copperweld Bimetallics, LLC, manufactures bimetallic composite wire products, principally copper-clad aluminum wires ("CCA") and copper-clad steel ("CCS"). CCA and CCS wire offers greater value than solid copper wire in a wide variety of applications such as coaxial cable for cable television (CATV), signal transmission lines for telecommunication networks, distribution lines for electricity, electrical transformers, wire components for electronic instruments and devices, utilities, appliances, automotive, building wire, and other industrial wire. For more information on Fushi Copperweld, visit the Company's website: http://www.fushicopperweld.com.

Safe Harbor Statement

This press release may include certain statements that are not descriptions of historical facts, but are forward-looking statements. Forward-looking statements can be identified by the use of forward-looking terminology such as ''will'' ''believes'', ''expects'' or similar expressions. These forward-looking statements may also include statements about our proposed discussions related to our business or growth strategy, which is subject to change. Such information is based upon expectations of our management that were reasonable when made but may prove to be incorrect. All of such assumptions are inherently subject to uncertainties and contingencies beyond our control and upon assumptions with respect to future business decisions, which are subject to change. We do not undertake to update the forward-looking statements contained in this press release. For a description of the risks and uncertainties that may cause actual results to differ from the forward-looking statements contained in this press release, see our most recent Annual Report filed with the Securities and Exchange Commission (SEC) on Form 10-K, and our subsequent SEC filings. Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system (EDGAR) at http://www.sec.gov.

For more information, please contact:

Nathan Anderson
Director IR & Corporate Development
Email: ir@fushicopperweld.com
Tel: (+1) 931.433.0460

Bill Zima & Ashley Ammon MacFarlane
ICR, Inc.
Tel: 203-682-8200